SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

March 29, 2007

Evolving Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-24081 (Commission File Number)	84-1010843 (I.R.S. Employer Identification No.)

9777 Pyramid Court, Suite 100
Englewood, Colorado 80112
(Address of principal executive offices)

Registrant’s telephone number, including area code (303) 802-1000

N/A
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02             TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On March 29, 2007, Evolving Systems, Inc. (the “Company”) paid $76,936 to retire $119,121 of its subordinated debt held by Four Seasons Venture II A.S. (“Four Seasons”).  The subordinated note held by Four Seasons had a face amount of $102,626, plus accrued interest of $16,495.

ITEM 5.02             DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICER; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective April 2, 2007, Stephen K Gartside, Jr. resigned his position as Chief Executive Officer of the Company and the Board of Directors appointed Thaddeus Dupper as Chief Executive Officer.  Mr. Dupper was appointed President of the Company effective January 1, 2007, and  previously held the position of Executive Vice President of Worldwide Sales.

Effective April 2, 2007, George A. Hallenbeck resigned his position as Chairman of the Board and the Board of Directors appointed Mr. Gartside to serve as Chairman.  Mr. Hallenbeck continues to serve on the Board of Directors.

Mr. Gartside’s employment with the Company was terminated, effective April 2, 2007, and he will no longer receive compensation as an executive officer.  He will receive an annual retainer fee of $90,000 as Chairman of the Board.  Mr. Dupper’s compensation as President and Chief Executive Officer, as well as his biographical information, was previously disclosed in a Form 8-K filed by the Company with the Securities and Exchange Commission (“SEC”) on January 4, 2007.  Additional information concerning Mr. Dupper’s compensation can be found in the Company’s preliminary proxy statement filed with the SEC on March 16, 2007 in the section entitled “Executive Compensation — Compensation Discussion and Analysis.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 3, 2007

Evolving Systems, Inc.

By:	/s/ ANITA T. MOSELEY
Anita T. Moseley
Sr. Vice President & General Counsel